SECOND SUPPLEMENT

                          DATED JANUARY 14, 2000 TO THE

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                             DATED NOVEMBER 17, 1999

       Fayetteville Lithotripters Limited Partnership - South Carolina II

                  Fayetteville Lithotripters Limited Partnership - South Carolina II, a South Carolina limited partnership (the "Partnership"), by this Second Supplement hereby amends and supplements its Confidential Private Placement Memorandum of November 17, 1999, as amended and supplemented (the "Memorandum"). Capitalized terms used herein and not otherwise defined have the meanings provided in the Memorandum. Persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this Second Supplement.

Extension of the Offering

                  Pursuant to the authority given to the General Partner in the Memorandum, the General Partner hereby elects to extend the Closing Date to February 18, 2000 (or such earlier date as the General Partner may, in its sole discretion, otherwise elect).

                  Questions concerning this Second Supplement should be directed to James Brady at 1-800-682-7971, extension 3.